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                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
GE Investments Funds, Inc:

We consent to the use of our report dated February 8, 2002, incorporated in this Registration Statement by reference, to the GE Investments Funds, Inc. and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Auditors" in the Statement of Additional Information.

                                                                    /s/ KPMG LLP

Boston, Massachusetts
April 25, 2002